UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. 1)

Filed by the Registrant ☒	Filed by a Party other than the Registrant ☐
Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under Rule 14a-12
JBT MAREL CORPORATION
(Name of registrant as specified in its charter)
(Name of person(s) filing proxy statement, if other than the registrant)
Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

SUPPLEMENT TO PROXY STATEMENT DATED APRIL 1, 2025
FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 15, 2025

This supplement, dated April 29, 2025 (the “Supplement”), supplements and amends the Definitive Proxy Statement on Schedule 14A filed by JBT Marel Corporation (the “Company”) with the U.S. Securities and Exchange Commission (the “SEC”) on April 1, 2025 (the “Original Filing”) in connection with the Company’s Annual Meeting of Stockholders to be held on May 15, 2025 (the “Annual Meeting”). This Supplement does not provide all of the information that is important to your voting decisions at the Annual Meeting, and the Original Filing contains other important additional information. This Supplement should be read together with the Original Filing. Other than as specifically set forth below, this Supplement does not revise or update any of the other information set forth in the Original Filing.

The sole purpose of this Supplement is to update the Audit Fee table within “Proposal No. 3: Ratification of Appointment of Independent Registered Public Accounting Firm for 2025” as such table is included on page 68 of the Original Filing. This Supplement hereby amends the Audit Fees line of the table for 2024 only to correct a typographical error. No other information, including the total amount of fees for 2024, in the table below has been changed from the Original Filing.

For 2023 and 2024, PwC’s fees were as follows:

	$(000s)
	2023	2024
Audit Fees (1)	$4,835	$5,325
Audit-Related Fees (2)	—	155
Tax Fees (3)	67	70
All Other Fees (4)	1	2
Total	$4,903	$5,552

____________________________________

1Audit Fees: consist of fees for the annual audit of our consolidated financial statements, foreign statutory audits and reviews of interim financial statements in our Quarterly Reports on Form 10‑Q.
2Audit-Related Fees: are assurance and related services that are traditionally performed by the independent auditor.
3Tax Fees: consist of fees for compliance, consultation and planning with respect to various corporate tax matters.
4Other Fees: include fees related to use of PwC’s accounting research software, services related to data analysis and insight generation, and tools provided on a subscription basis.